Exhibit 10.5

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into effective as of June 4, 2012 (the "Effective Date"), by and between Gulf United Energy, Inc., a Nevada corporation (the "Company"), and David Pomerantz ("Employee").

WHEREAS, the Company and Employee were parties to that certain Employment Agreement dated effective as of October 20, 2011 (the “Existing Agreement”); and

WHEREAS, the Company and Employee desire to enter into this Agreement to replace and supersede the Existing Agreement in its entirety, effective as of the Effective Date;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Effect of Agreement.  Effective as of the Effective Date, this Agreement supersedes and replaces any pre-existing employment agreements between the Company and Employee, including the Existing Agreement.

2. Employment. The Company hereby employs Employee, and Employee will hereby be employed by the Company, on the terms and conditions set forth in this Agreement.

3. Term of Employment. Unless sooner terminated pursuant to other provisions hereof, the Company agrees to employ Employee for the period beginning on the Effective Date and ending on the first anniversary of the Effective Date (the “Term”).

4. Employee’s Duties. During the Term, Employee shall serve as Chief Financial Officer, with such duties and responsibilities as may from time to time be assigned to him by the board of directors of the Company (the “Board”), provided that such duties are consistent with the customary duties of such position. During the Term, Employee shall agree to devote his business time, skill and attention to the business and affairs of the Company and to use reasonable best efforts to perform faithfully and efficiently his duties and responsibilities. Employee shall not, either directly or indirectly, enter into any business or employment with or for any person, firm, association or corporation other than the Company during the Term; provided, however, that Employee shall not be prohibited from (i) engaging in charitable activities and community affairs, (ii) serving, with the prior approval of the Company’s Board, on the boards of a reasonable number of business entities, trade associations and charitable organizations, (iii) and managing his personal investments and affairs related to another business or companies (either as a principal, partner, shareholder, or member of such business), or (iv any other such positions approved by the Board; provided that such activities do not either individually or in the aggregate materially interfere with the performance of his duties hereunder. Employee shall at all times observe and comply with all lawful directions and instructions of the Board.

5. Compensation.

(a) Base Compensation. For services rendered by Employee under this Agreement, the Company shall pay to Employee a base salary of $200,000 per annum (“Base Compensation”). The Base Compensation is payable in accordance with the Company’s customary payroll practices and subject to customary withholdings, including share withholdings as described in Section 15(b) hereof. The amount of Base Compensation shall be reviewed by the Board on an annual basis as of the close of each fiscal year of the Company and may be increased as the Board may deem appropriate. In the event the Board (or, if established, the compensation committee thereof) deems it appropriate to increase Employee’s annual base salary, said increased amount shall thereafter be the “Base Compensation.” Employee’s Base Compensation, as increased from time to time, may not thereafter be decreased unless agreed to by Employee. Nothing contained herein shall prevent the Board from paying additional compensation to Employee in the form of bonuses or otherwise during the Term.

6. Bonus. With respect to each full fiscal year during the Term, the Board in its sole discretion may grant the Employee a discretionary bonus (“Bonus”).

7. Additional Benefits. In addition to the Base Compensation provided for in Section 5 herein, Employee shall be entitled to the following:

(a) Expenses. The Company shall, in accordance with any rules and policies that it may establish from time to time for executive officers, reimburse Employee for business expenses reasonably incurred in the performance of his duties. It is understood that Employee is authorized to incur reasonable business expenses for promoting the business of the Company, including reasonable expenditures for travel, lodging, meals and client or business associate entertainment. Request for reimbursement for such expenses must be accompanied by appropriate documentation, and shall be reimbursed in accordance with the Company’s rules and policies as in effect from time to time.

(b) Vacation. Employee shall be entitled to three (3) weeks of vacation per year, without any loss of compensation or benefits. Employee shall not be entitled to compensation for, or to carry forward, any unused vacation time.

(c) General Benefits. Employee shall be entitled to participate in the various employee benefit plans or programs, if any, provided to the officers of the Company in general, including but not limited to, health, dental, disability and life insurance plans, subject to the eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or perquisites as may be approved by the Board during the Term. Nothing in this paragraph shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described in this Section 7, provided the change similarly affects all executive officers of the Company similarly situated.

8. Confidential Information. Employee, during the Term, will have access to and become familiar with confidential information, secrets and proprietary information concerning the business and affairs of the Company, its controlled subsidiaries and other controlled entities, including client and customer information, information concerning their products, patent rights and know-how, and other technical information, business strategies and pricing information, and other confidential and/or proprietary information (collectively, “Confidential Information”). Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of Employee’s improper or unauthorized disclosure of such information in violation of this Agreement. As to such Confidential Information, Employee agrees as follows:

(a) During the Term or at any time following the termination of this Agreement, Employee will not, directly or indirectly, without the prior written consent of the Company (1) disclose or permit the disclosure of any such Confidential Information, or (2) use, reproduce or distribute, or make or permit any use, reproduction or distribution of, directly or indirectly, any such Confidential Information, except for any disclosure, use, reproduction or distribution that is required in the course of his employment with the Company, its controlled subsidiaries or other controlled entities.

(b) If, during the Term or at any time following the termination of this Agreement, Employee is requested or required (by oral question or request for information or documents, in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Employee agrees to notify the Company immediately in writing of the request or requirement so that the Company may seek an appropriate protection order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver under this Agreement, Employee is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Employee may disclose such Confidential Information to the tribunal; provided, however, that Employee shall use his commercially reasonable best efforts to obtain a court order or other assurance that confidential treatment will be accorded to such Confidential Information.

(c) Upon termination of employment of Employee, for whatever reason, Employee shall surrender to the Company any and all documents, manuals, correspondence, reports, records and similar items then or thereafter coming into the possession of Employee which contain any Confidential Information of the Company or its controlled subsidiaries or other controlled entities.

(d) Employee recognizes and acknowledges that the obligations of Employee contained in Section 8 of this Agreement are reasonable and necessary to protect the legitimate business interests of the Company, and that any breach or violation of any of the provisions of such Section is likely to result in irreparable injury to the Company for which the Company would have no adequate remedy at law. Employee agrees that if Employee shall breach or violate Section 8 of this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings at law or in equity, including, but not limited to, a proceeding seeking injunctive relief, to obtain damages with respect to such breach or violation, to enforce the specific performance of Section 8 this Agreement by Employee, or to enjoin Employee from engaging in any activity in violation of Section 8 of this Agreement. Employee acknowledges that in the event of any such breach or violation, the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting a bond, and to an equitable accounting of all earnings, profits, and other benefits arising from any such breach or violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. Employee agrees that in the event of any such violation, an action may be commenced for preliminary or permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in Harris County, Texas, or in any other court of competent jurisdiction. Employee waives, to the fullest extent permitted by law, any objection that Employee may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Employee agrees that effective service of process may be made upon Employee under the notice provisions contained in Section 12 of this Agreement. Employee further agrees that the existence of any claim or cause of action against the Company, whether predicated upon a breach or violation by the Company of this Agreement or any other contract or agreement between Employee and the Company, shall not constitute or be asserted as a defense to the enforcement by the Company to the provisions of this Section relating to the Company’s right to injunctive or other equitable relief for Employee’s breach or violation of Section 8 of this Agreement.

9. Termination. This Agreement may be terminated prior to the end of the Term as set forth below:

(a) Resignation (other than for Good Reason). Employee may resign, including by reason of retirement, his position at any time by providing written notice of resignation to the Company in accordance with Section 12 hereof. In the event of such resignation, this Agreement shall terminate and Employee shall not be entitled to further compensation pursuant to this Agreement other than payment for (i) any unpaid Base Compensation as of Employee’s employment termination date, and (ii) any unpaid reasonable business expenses incurred prior to Employee’s employment termination date, subject to the Company’s expense reimbursement rules and policies as in effect from time to time (the “Accrued Amounts”). Accrued Amounts, if any, shall be paid to Employee in accordance with the Company’s customary payroll practices as in effect from time to time, but in no event later than fifteen (15) days following Employee’s termination of employment.

(b) Death. If Employee’s employment is terminated due to his death, this Agreement shall terminate and the Company shall have no obligations to Employee or his estate, beneficiaries or legal representatives with respect to this Agreement other than payment of the Accrued Amounts, if any. Accrued Amounts, if any, shall be paid to Employee in accordance with the Company’s customary payroll practices as in effect from time to time but in no event later than 15 days following Employee’s termination of employment on account of death.

(c) Termination by Company.

(i) The Company may terminate Employee’s employment for any or no reason upon providing 30 days written notice in accordance with Section 12 hereof and shall have no further liability to Employee other than payment of the Accrued Amounts, if any.  Accrued Amounts, if any, shall be paid to Employee in accordance with the Company’s customary payroll practices as in effect from time to time but in no event later than 15 days following Employee’s termination of employment on account of death.

(d) Disability. If Employee shall have been absent from the full-time performance of Employee’s duties with the Company for ninety (90) consecutive calendar days as a result of Employee’s incapacity due to physical or mental illness, Employee’s employment may be terminated by the Company for “Disability” and Employee shall not be entitled to further compensation pursuant to this Agreement, other than for payment of the Accrued Amounts, if any.

10. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee’s continuing or future participation in any benefit, bonus, incentive, or other plan or program provided by the Company or any of its affiliated companies and for which Employee may qualify, nor shall anything herein limit or otherwise adversely affect such rights as Employee may have under any Awards with the Company or any of its affiliated companies.

11. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company, so long as the obligations of the Company under this Agreement remain the obligations of the Company.

12. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address, directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee’s residence address on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Successors; Binding Agreement.

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used herein, the term “Company” shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 14 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

(b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee’s devisee, legatee, or other designee or, if there be no such designee, to Employee’s estate.

15. Withholding Taxes.

(a) Tax Withholding. The Company shall have the power and the right to deduct or withhold from any benefits payable under this Agreement an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld.

(b) Share Withholding. With respect to tax withholding required upon the lapse of restrictions on the stock awarded hereunder, or upon any other taxable event arising as a result of any stock awards pursuant to this Agreement, Employee may elect, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Employee, and shall be subject to any restrictions or limitations that the Company, in its discretion, deems appropriate. Any fraction of a share required to satisfy such obligation shall be disregarded and the Employee shall instead pay the amount due in cash.

16. No Restraints. As an inducement to the Company to enter into this Agreement, Employee represents and warrants that he is not a party to any other agreement or obligation for personal services, and that there exist no impediments or restraints, contractual or otherwise, on Employee’s powers right or ability to enter into this Agreement and to perform his duties and obligations hereunder.

17. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties’ agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, except those which are set forth expressly in this Agreement. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

19. Arbitration. Either party may elect that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in Houston, Texas in accordance with the rules of the American Arbitration Association then in effect. If the parties cannot mutually agree on an arbitrator, then the arbitration shall be conducted by a three arbitrator panel, with each party selecting one arbitrator and the two arbitrators so selected selecting a third arbitrator. The findings of the arbitrator(s) shall be final and binding, and judgment may be entered thereon in any court having jurisdiction. The findings of the arbitrator(s) shall not be subject to appeal to any court, except as otherwise provided by applicable law. The arbitrator(s) may, in his or her (or their) own discretion, award legal fees and costs to the prevailing party.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

GULF UNITED ENERGY, INC.

By:_______________________
Name:  John B. Connally III
Title: Chief Executive Officer

EMPLOYEE:

__________________________
David Pomerantz